UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 22, 2022

COLUMBIA SPORTSWEAR COMPANY
(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices) (Zip code)
(503) 985-4000
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	COLM	Nasdaq Global Select Market
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 7.01 REGULATION FD DISCLOSURE

As previously disclosed, on September 22, 2022, Columbia Sportswear Company (the “Company”) will host its Investor Day beginning at approximately 8:00 a.m. Pacific Time and concluding by 11:30 a.m. Pacific Time. In connection with Investor Day, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1.

Investors and analysts are invited to listen to the presentations free over the Internet via webcast by visiting the Investor Relations page of the Company’s website located at http://investor.columbia.com. A replay of the event and the presentation materials (the “Investor Day Presentation Materials”) will be made accessible on the website after completion of the event for one year. Attached hereto as Exhibit 99.2 and incorporated by reference herein are the Investor Day Presentation Materials. Unless otherwise indicated, the Investor Day Presentation Materials speak only as of the date of this Current Report on Form 8-K. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended. The content on the Company’s website referred to in this report is not incorporated by reference into this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1	Press Release dated September 22, 2022 (furnished pursuant to Item 7.01 hereof).

99.2	Investor Day Presentation Materials dated September 22, 2022 (furnished pursuant to Item 7.01 hereof).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: September 22, 2022	By:	/S/ JIM A. SWANSON
Jim A. Swanson
Executive Vice President and Chief Financial Officer